Exhibit 99.1

Adaptimmune and Noile-Immune Announce Agreement to Develop SPEAR T-Cell Products expressing
IL-7 and CCL19 as a next-generation treatment for cancer patients

- The collaboration will develop Adaptimmune’s SPEAR T-cells in combination with Noile-Immune’s PRIME (IL-7 and CCL19) technology to improve proliferation and trafficking of T-cells to tackle solid tumors -

PHILADELPHIA and OXFORDSHIRE, United Kingdom, Aug. 27, 2019 (GLOBE NEWSWIRE) -- Adaptimmune Therapeutics plc, Philadelphia, PA, and Oxfordshire, UK (Nasdaq:ADAP), a leader in T-cell therapy to treat cancer, and Noile-Immune Biotech, Inc., Tokyo, Japan, a biotechnology company focusing on the development of innovative cancer immunotherapies, today announced that they will co-develop next-generation SPEAR T-cell products, incorporating Noile-Immune’s PRIME (proliferation inducing and migration enhancing) technology, based upon co-expression of IL-7 and CCL19. The PRIME technology, which is already being investigated for augmentation of CAR-T cell activity, will be investigated with Adaptimmune’s SPEAR T-cells, as part of Adaptimmune’s next-generation programs.

“We recently started our Phase 2 trial in sarcoma called SPEARHEAD-1 as well as the SURPASS trial, our first next-generation product clinical trial. We will continue to develop enhanced products with the aim of increasing the efficacy and durability of anti-tumor responses,” said Karen Miller, Adaptimmune’s Senior Vice President of Pipeline Research. “This agreement with Noile-Immune will enable us to generate next-generation SPEAR T-cells secreting both IL-7 and CCL19, which may improve proliferation and trafficking of not only our engineered SPEAR T-cells, but also the patient’s own T-cells into solid tumors. This increased T-cell proliferation and trafficking may enhance anti-tumor activity for cancer patients.”

“We are very pleased to step into co-development of next-generation T-cell products with Adaptimmune,” said Hidenobu Ishizaki, M.D., Ph.D., President & CEO of Noile-Immune. “This agreement is another example of our collaborations to apply PRIME technology, which was invented by Dr. Koji Tamada, our scientific founder, to highly innovative cell therapies, and to work with top external scientific and clinical teams. This technology may establish more effective cancer treatments that address the needs of patients.”

Under the terms of the agreement, Noile-Immune and Adaptimmune will collaborate on preclinical development of next-generation SPEAR T-cells directed to a limited number of T-cell targets incorporating Noile-Immune’s PRIME technology. Adaptimmune will have exclusive rights to develop and commercialize resulting products on a worldwide basis. Adaptimmune will make an upfront cash payment and milestone payments to Noile-Immune of up to $312M across all programs. Noile-Immune is also entitled to receive mid-single digit royalties on net sales of resulting products. The companies plan to gain regulatory approval for human testing of the first target program by 2021.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for cancer patients. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors. For more information, please visit http://www.adaptimmune.com.

About Noile-Immune

Noile-Immune Biotech, Inc., based in Tokyo, Japan, is a biotechnology company focused on the development and commercialization of novel cancer immunotherapy products to eradicate cancer cells. The Company’s goal is to discover and develop innovative cancer immunotherapies through partnerships with experts in industry and academia, including Yamaguchi University and The National Cancer Center (NCC) in Japan. For more information, please visit https://www.noile-immune.com/english/home/.

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Adaptimmune Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 1, 2019, and our other SEC filings. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez – VP, Communications and Investor Relations

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. – Senior Director, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com

Noile-Immune Contact:

Tsutom Tokashiki – SVP, Business

ir@noile-immune.com

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